EXHIBIT 23.1  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

DKR Holdings, Inc.

Newport Beach, California

We hereby consent to the inclusion in the Form 10-SB Registration Statement of our audit report dated May 7, 2007, on our audit of the financial statements of DKR Holdings, Inc. as of December 31, 2006, and for the period from October 25, 2006 (inception) to December 31, 2006.

/s/ Malone & Bailey, PC

Malone & Bailey, P.C.

www.malone-bailey.com

Houston, Texas

May 14, 2007